EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-136112) on Form S-8 of our report dated June 19, 2014, which appears in this annual report on Form 11-K of the Roma Bank 401(k) Savings Plan for the year ended December 31, 2013.

/s/ParenteBeard LLC
Clark, New Jersey
June 19, 2014